EXHIBIT 4.1

SENIOR NOTES INDENTURE

Dated as of December 1, 2017

Among

IHS MARKIT LTD.,

THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

4.00% SENIOR NOTES DUE 2026

TABLE OF CONTENTS

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Appendix A	Provisions Relating to Initial Notes and Additional Notes

Exhibit A	Form of Note
Exhibit B	Form of Institutional Accredited Investor Transferee Letter of Representation
Exhibit C	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

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INDENTURE, dated as of December 1, 2017, among IHS Markit Ltd., a Bermuda exempted company (the “Company”), the Guarantors listed on the signature pages hereto and Wells Fargo Bank, National Association, as Trustee.

W I T N E S S E T H

WHEREAS, the Company has duly authorized the creation of and issue of $500,000,000 aggregate principal amount of 4.00% Senior Notes due 2026 (the “Initial Notes”); and

WHEREAS, the Guarantors have duly authorized the Guarantees and the execution and delivery of this Indenture;

NOW, THEREFORE, the Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Notes.

ARTICLE 1

Definitions and Incorporation by Reference

Section 1.01	Definitions.

“2017 Term Loan” means the Credit Agreement, dated as of January 26, 2017, among the Company, Markit Group Holdings Limited (which subsequently changed its name to IHS Markit Group Holdings Limited), the lenders party thereto, Bank of America, N.A., as administrative agent, and the other agents party thereto, together with the related documents thereto, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01.

“Adjusted Treasury Rate” means, with respect to any redemption date and as provided by the Company, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after December 1, 2025, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the date that the applicable redemption notice is first mailed or sent, in each case, plus 50 basis points.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent or Custodian.

“Applicable Premium” means with respect to a Note at any redemption date, as provided by the Company, the excess of (1) the present value at such redemption date of the Remaining Scheduled Payments on such Note (but excluding accrued and unpaid interest, if any, to, but excluding, the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (2) the principal amount of such Note on such redemption date.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended) (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, and “beneficial owner” has a corresponding meaning.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board, unless otherwise noted.

“Business Day” means each day other than a Saturday, Sunday or a day on which the Trustee or commercial banking institutions are authorized or required by law to close in New York City or London, England.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.08, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.

“Change of Control” means the occurrence of any of the following:

(1)               any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provision) is or becomes the beneficial owner (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2)               the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3)               the amalgamation, merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person, other than a transaction following which in the case of an amalgamation, merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such amalgamation, merger or consolidation transaction) own, directly or indirectly, at least a majority of the voting power of the Voting Stock of the surviving Person in such amalgamation, merger or consolidation transaction immediately after such transaction.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) the Company becomes a direct Subsidiary of a holding company, and (b) (x) upon completion of such transaction, the direct or indirect holders of the Voting Stock of such holding company own such Voting Stock in substantially the same proportion as the holders of the Voting Stock of the Company immediately prior to that transaction or (y) holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of any amalgamation, merger or consolidation transaction) own, directly or indirectly, at least a majority of the voting power of the Voting Stock of such holding company immediately after such transactions.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common shares or other equivalents or interests in (however designated) equity of the Company or any direct or indirect parent company.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to December 1, 2025, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to December 1, 2025.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate definition is applicable, the average of two, or such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded:

(1)               the income of any such consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such consolidated Subsidiary of that income is not at the time permitted by operation of the terms of its charter, by-laws or similar governing document of such Subsidiary; and

(2)               the income or loss of any person accrued prior to the date it becomes a consolidated Subsidiary of the Company or is merged into or amalgamated or consolidated with the Company or any of its consolidated Subsidiaries or the date that such person’s assets are acquired by the Company or any of its consolidated Subsidiaries;

provided further, however, that Consolidated Net Income for any period shall be determined after excluding the effects of adjustments (including the effects of such adjustments pushed down to the Company and its Subsidiaries) in any line item in the Company’s consolidated financial statements in such period pursuant to GAAP resulting from the application of purchase accounting in relation to any completed acquisition.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1)(a) the aggregate amount of Funded Debt of the Company and its Subsidiaries then outstanding that is secured by Liens as of such date of determination, less (b) cash and cash equivalents of the Company and its Subsidiaries to (2) EBITDA for the most recent four consecutive fiscal quarters for which internal financial statements of the Company are available, in each case with pro forma and other adjustments to each of Funded Debt and EBITDA to reflect any incurrences or repayments of Funded Debt (which pro forma and other adjustments will be determined in good faith by a responsible financial or accounting officer of the Company and shall not be required to be made in accordance with Regulation S-X promulgated by the SEC) and any acquisitions or dispositions of businesses or assets since the beginning of such four consecutive fiscal quarter period; provided, however, that for purposes of calculating the amount under clause (1)(a) above on any date of determination, amounts of revolving credit indebtedness committed pursuant to the Credit Agreement or any Debt Facility that may be incurred by the Company or its Subsidiaries and which, upon incurrence, will be secured by a Lien, shall be deemed to be outstanding at all times and subsequent borrowings, reborrowings, renewals, replacements and extensions of such revolving credit indebtedness, up to such maximum committed amount, shall not be deemed additional incurrences of Funded Debt requiring calculations under this definition (but subsequent incremental borrowings in connection with increases in such maximum committed amount shall require calculations under this definition or shall otherwise comply with Section 4.08).

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.01 or such other address as to which the Trustee may give notice to the holders and the Company.

“Credit Agreement” means the Credit Agreement, dated July 12, 2016, among the Company, Markit Group Holdings Limited (which subsequently changed its name to IHS Markit Group Holdings Limited), certain subsidiaries of the Company, as revolving borrowers, the lenders party thereto, Bank of America, N.A. as administrative agent and the other agents party thereto, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Debt, including an indenture, incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under the Credit Agreement or a successor Credit Agreement.

“Custodian” means the Trustee, as custodian for DTC with respect to the Notes in global form, or any successor entity thereto.

“Debt Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement and the 2017 Term Loan) or commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or the issuance of debt securities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)               matures (excluding any maturities as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)               is convertible or exchangeable at the option of the holder for indebtedness or Disqualified Stock; or

(3)               is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to 91 days after the earlier of the Stated Maturity of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy obligations as a result of such employee’s death or disability; provided, further, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of a “change of control” occurring on or prior to 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

(1)               the “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described in Section 4.10; and

(2)               any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

“DTC” means The Depository Trust Company.

“EBITDA” for any period means Consolidated Net Income for such period plus:

(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:

(1)               consolidated interest expense for such period,

(2)               consolidated income tax expense for such period,

(3)               consolidated depreciation and amortization for such period,

(4)               any costs, expenses or charges (including advisory, legal and professional fees) related to any Equity Offering, investments, acquisition, disposition, recapitalization or incurrence of any indebtedness (including a refinancing thereof (whether or not successful)), including (A) such fees, expenses or charges related to the offering of the Notes and any Debt Facilities and (B) any amendment or modification of the Notes or any Debt Facility,

(5)               fees, costs and expenses related to the Transactions,

(6)               any restructuring expenses or charges for such period, including charges or expenses related to employee severance or facilities consolidation,

(7)               any unusual or non-recurring fees, expenses or charges for such period, in each case, representing transaction or integration costs incurred in connection with acquisitions,

(8)               all other non-cash losses, expenses and charges of the Company and its Subsidiaries for such period, (excluding (x) the write down of current assets and (y) any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period),

(9)               any non-cash compensation expense, including expenses recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees, and in connection with options, restricted stock, restricted stock units or other equity level awards under any incentive plan of the Company, any direct or indirect parent company or any Subsidiary of the Company,

(10)           any losses attributable to sales of assets out of the ordinary course of business,

(11)           any net after tax losses on disposal of discontinued operations,

(12)           any modifications to pension and post-retirement employee benefit plans, settlement costs incurred to annuitize retirees or facilitate lump-sum buyout offers under pension and post-retirement employee benefit plans or mark-to-market adjustments under pension and post-retirement employee benefit plans provided that for any period of calculation, amounts under this clause (12) shall not comprise more than 5% of EBITDA for such period,

(13)           any net noncash unrealized loss resulting in such period from hedging obligations incurred in the ordinary course of business and made in accordance with ASC No. 815—Derivatives and Hedging,

(14)           losses, charges, expenses, costs, accruals or reserves of any kind associated with any litigation (including any legal fees and expenses) and/or payment of actual or prospective legal settlements, finds, judgments or orders,

(15)           the amount of any losses, charges, expenses, costs, accruals or reserves of any kind associated with any subsidiary of the Company attributable to non-controlling interest or minority interests of third parties, and

(16)           expected cost savings, operating expense reductions, operational improvements and synergies (calculated on a pro forma basis as though such cost savings, operating expense reductions, operational improvements and synergies had been realized on the first day of such period and as if such cost savings, operating improvements and expense reductions and synergies were realized during the entirety of such period and net of actual amounts realized) that are reasonably identifiable and factually supportable (in the good faith determination of the Company) related to (A) the Transactions and (B) any Investment or acquisition taken or to be taken by the Company or any of its Subsidiaries after July 28, 2016; provided that (1) the amount of cost savings, expense reductions, operational improvements and synergies added back in reliance on this clause (16) in any period with respect to any Investment or acquisition consummated after July 28, 2016 may not exceed an amount equal to (I) 10% of the EBITDA for such period (together with any addbacks made pursuant to clause (6) above during such period and before giving effect to such addbacks and adjustments) plus (II) any pro forma adjustment that is consistent with Regulation S-X of the SEC and (2) such cost savings, expense reductions, operational improvements and synergies are expected to be realized or achieved, in the case of clause (A) hereof, within 18 months following July 28, 2016, and in the case of clause (B) hereof, within 12 months following such Investment or acquisition made after July 28, 2016, as applicable, minus:

(b)               without duplication:

(1)               consolidated income tax benefit for such period,

(2)               any gains attributable to sales of assets out of the ordinary course of business,

(3)               any net after tax gains on disposal of discontinued operations, and

(4)               any net noncash unrealized gain resulting in such period from hedging obligations incurred in the ordinary course of business and made in accordance with ASC No. 815—Derivatives and Hedging.

“EBT” means, collectively, the Markit Group Holdings Limited Employee Benefit Trust, together with any successor thereto and any replacement or additional employee benefit trust (or similar vehicle) maintained by the Company or its Subsidiaries, together, in each case, with any subsidiary thereof.

“Equity Offering” means any primary offering of Capital Stock of the Company or any direct or indirect parent company, to the extent the proceeds from such offering are contributed to the Company, (other than Disqualified Stock) to Persons who are not the Company or Subsidiaries of the Company other than (1) public offerings with respect to Common Stock registered on Form S-8 and (2) issuances upon exercise of options by employees of the Company, any direct or indirect parent company or any of their respective Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing MGHL Joint Venture” means any joint venture owned, directly or indirectly, by the Company as of the Issue Date.

“Existing Notes” means the Company’s 5.000% Senior Notes due 2022, issued on July 28, 2016, and the Company’s 4.750% Senior Notes due 2025, issued on February 9, 2017 and July 13, 2017.

“Funded Debt” means all Debt having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, excluding any Debt owed to the Company or its Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(1)               the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2)               statements and pronouncements of the Financial Accounting Standards Board; and

(3)               such other statements by such other entity as approved by a significant segment of the accounting profession.

Except as otherwise provided herein, all ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank), in each case whether associated with a state or locality of the United States, the United States, or a foreign government of a Permitted Jurisdiction.

“Guarantee” means a guarantee by a Guarantor of the Company’s obligations with respect to the Notes.

“Guarantor” means each Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company, that thereafter executes a supplemental indenture providing its Guarantee pursuant to Section 4.09.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Interest Payment Date” means March 1 and September 1 of each year (commencing March 1, 2018).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent) by Moody’s Investors Service, Inc. (or any successor to the rating agency business thereof) and Standard & Poor’s Ratings Group (or any successor to the rating agency business thereof), respectively.

“Investment” means any purchase, holding or acquisition (including pursuant to any merger or amalgamation with any Person that was not a wholly owned Subsidiary prior to such merger or amalgamation) of any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, loans or advances to, guarantees of any obligations of, or any investment or any other interest in, any other Person, or the purchase or other acquisition (in one transaction or a series of transactions) of any assets of any other Person constituting a business unit.

“Issue Date” means December 1, 2017.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease (other than an operating lease) in the nature thereof). For the avoidance of doubt, the grant by any Person of a non-exclusive license to use intellectual property owned by, licensed to, or developed by such Person and such license activity shall not constitute a grant by such Person of a Lien on such intellectual property.

“Material Capital Markets Debt” means (i) any Debt consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act, or (c) a placement to institutional investors, in each case in aggregate principal amount of $75.0 million or more, and (ii) the Existing Notes. The term “Material Capital Markets Debt” shall not include any Debt under commercial bank facilities or similar Debt or any other type of Debt incurred in a manner not customarily viewed as a “securities offering.”

“Merger” means the merger of Marvel Merger Sub, Inc. with and into IHS Inc., with IHS Inc. continuing as the surviving corporation as an indirect and wholly owned subsidiary of the Company, which was consummated on July 12, 2016.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.

“Offering Memorandum” means the offering memorandum dated November 28, 2017 related to the offer and sale of the Initial Notes.

“Officer” means the chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, any executive vice president, senior vice president or vice president, the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Company.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably satisfactory to the Trustee.

“Permitted Jurisdiction” means England and Wales, Bermuda, Canada, Australia, New Zealand, the Channel Islands, the United States, any state thereof or the District of Columbia, any member of the European Economic Area, Singapore or Switzerland, in each case to the extent that the obligations under the Notes or Guarantees, as applicable, would be valid and binding obligations of any Successor Company or Successor Person organized in such jurisdiction; provided, that for any Guarantor organized or existing under the laws of the United States, any state thereof or the District of Columbia or any territory thereof, the term “Permitted Jurisdiction” means the United States, any state thereof or the District of Columbia.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distributions of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of capital of any other class of such corporation.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Property” means any property or asset, whether real, personal or mixed, including current assets, but excluding deposit or other control accounts, owned on the Issue Date or thereafter acquired by the Company or any Subsidiary of the Company.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company.

“Rating Agencies” means Standard and Poor’s Ratings Group and Moody’s Investors Service, Inc. or any successor to the respective rating agency business thereof.

“Rating Event” means (1) the ratings of the Notes are lowered by at least one of the Rating Agencies and (2) the Notes are rated below an Investment Grade Rating by at least one of the Rating Agencies, on any day during the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public announcement of the occurrence of a Change of Control or the intentions of the Company to effect a Change of Control and ending 60 days following the consummation of such Change of Control. Notwithstanding the foregoing, a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event). The Trustee shall not have any obligation to monitor the occurrence or dates of any Rating Event and may rely conclusively on such Officer’s Certificate related to such Change of Control Triggering Event. The Trustee shall not have any obligation to notify the holders of the occurrence or dates of any Rating Event.

“Record Date” for the interest payable on any applicable Interest Payment Date means the February 15 or August 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Reference Treasury Dealer” means each of RBC Capital Markets, LLC and its successors and assigns and HSBC Securities (USA) Inc. and its successors and assigns.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the second Business Day immediately preceding the date that the applicable redemption notice is first mailed or sent.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Remaining Scheduled Payments” means the remaining payments of principal of and interest on the Notes that would be due after the redemption date but for such redemption if the Notes matured on December 1, 2025. If the redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment on the Notes will be reduced by the amount of interest accrued thereon to the redemption date.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sale/Leaseback Transaction” means an arrangement relating to a Property owned by the Company or a Subsidiary of the Company on the Issue Date or thereafter acquired by the Company or a Subsidiary of the Company whereby the Company or a Subsidiary of the Company transfers such property to a Person and the Company or the Subsidiary of the Company leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)               such Person;

(2)               such Person and one or more Subsidiaries of such Person; or

(3)               one or more Subsidiaries of such Person.

Notwithstanding the foregoing, it is understood and agreed that (i) each EBT shall be deemed not to constitute a subsidiary of the Company for all purposes of this Indenture, except for purposes of financial reporting on a consolidated basis to the extent required by GAAP and (ii) if the financial results of any Existing MGHL Joint Venture are not required to be consolidated with the Company pursuant to GAAP, such joint venture (and any direct or indirect subsidiary thereof) shall be deemed not to constitute a subsidiary of the Company for all purposes of this Indenture, including for purposes of financial reporting on a consolidated basis.

“Transactions” means the offering of the Existing Notes, the entry into of the Credit Agreement, any amendment or modification of the Existing Notes or any Debt Facility in connection with the consummation of the Merger and the consummation of the Merger and the payment of related fees and expenses.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as in effect on the Issue Date and, as amended.

“Trustee” means Wells Fargo Bank, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or the controlling managing member or general partner, as applicable).

Section 1.02	Other Definitions.

Term	Defined in Section

“Additional Amounts”	4.12(b)
“Agent Members”	2.1(c) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Authentication Order”	2.02(c)
“Authorized Agent”	12.19
“Change in Tax Law”	3.08(c)
“Change of Control Offer”	4.10(c)
“Clearstream”	1.1(a) of Appendix A

Term	Defined in Section

“Covenant Defeasance”	8.03
“cross acceleration provision”	6.01(a)(7)
“Debt”	4.08(a)
“Definitive Notes Legend”	2.2(e) of Appendix A
“Distribution Compliance Period”	1.1(a) of Appendix A
“ERISA Legend”	2.2(e) of Appendix A
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01(a)
“Expiration Date”	1.04(j)
“Free Reserves Available for Distribution”	10.07(b)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.2(e) of Appendix A
“Guaranteed Obligations”	10.01(a)
“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(b) of Appendix A
“judgment default provision”	6.01(a)(9)
“Legal Defeasance”	8.02(a)
“Note Register”	2.03(a)
“Paying Agent”	2.03(a)
“Payor”	4.12(a)
“QIB”	1.1(a) of Appendix A
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Related Proceedings”	12.18
“Relevant Taxing Jurisdiction”	4.12(a)
“Restricted Notes Legend”	2.2(e) of Appendix A
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Specified Courts”	12.18
“successor”	3.08(c)
“Swiss Guarantor”	10.07
“Taxes”	4.12(a)
“Unrestricted Global Note”	1.1(a) of Appendix A
“Up- and Cross-stream Obligations”	10.07(a)

Section 1.03	Rules of Construction.

Unless the context otherwise requires:

(1)               an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2)               “or” is not exclusive;

(3)               words in the singular include the plural, and words in the plural include the singular;

(4)               unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(5)               the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(6)               “including” means including without limitation;

(7)               references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(8)               unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(9)               in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines.

Section 1.04	Acts of Holders.

(a)                Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 1.04.

(b)               The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)                The ownership of Notes shall be proved by the Note Register.

(d)               Any request, demand, authorization, direction, notice, consent, waiver or other action by the holder of any Note shall bind every future holder of the same debt as evidenced by such Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Company or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                The Company may, but is not obligated to, set a record date for purposes of determining the identity of holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Company prior to the first solicitation of a holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the holders on such record date, and only such holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such holders remain holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by holders of the requisite principal amount of Notes, or each affected holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by holders and the applicable Expiration Date to be given to the Trustee in writing and to each holder in the manner set forth in Section 12.01.

(f)                During the continuance of an Event of Default, the Trustee may set any day as a record date. If any record date is set pursuant to this paragraph, the holders on such record date, and no other holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such holders remain holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by holders of the requisite principal amount of Notes or each affected holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by holders and the applicable Expiration Date to be given to the Company and to each holder in the manner set forth in Section 12.01.

(g)                Without limiting the foregoing, a holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate holders of each such different part.

(h)               Without limiting the generality of the foregoing, a holder, including a Depositary that is the holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by holders, and a Depositary that is the holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i)                 The Company may, but is not obligated to, fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)                 With respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each holder of Notes in the manner set forth in Section 12.01, on or prior to both the existing and the new Expiration Date; provided further, that no Expiration Date shall be later than the 90th day after the relevant record date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto which set such record date shall be deemed to have designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

The Notes

Section 2.01	Form and Dating; Terms.

(a)                Provisions relating to the Initial Notes, Additional Notes and any other Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)               The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to a Change of Control Offer as provided in Section 4.10, and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes may be created and issued from time to time by the Company without notice to or consent of the holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue) as the Initial Notes; provided that if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have one or more separate CUSIP numbers from the Initial Notes.

Section 2.02	Execution and Authentication.

(a)                At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)               A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c)                On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes; provided that the Trustee shall be entitled to receive an Officer’s Certificate of the Company addressing such matters as the Trustee may reasonably request in connection with such authentication of such Notes. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

(d)               The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with holders, the Company or an Affiliate of the Company.

(e)                The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $500,000,000, and (b) Additional Notes, and (c) any other Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or other Unrestricted Global Notes and other information the Company may determine to include or the Trustee may reasonably request.

Section 2.03	Registrar and Paying Agent.

(a)                The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)               The Company initially appoints DTC to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes. The Company has entered into a letter of representations with DTC in the form provided by DTC and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures.

(c)       The Company shall be responsible for making calculations called for under the Notes and this Indenture, including but not limited to determination of interest, redemption price, Applicable Premium, premium, if any, and any additional amounts or other amounts payable on the Notes. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the holders. The Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.

Section 2.04	Paying Agent to Hold Money in Trust.

The Company shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of holders or the Trustee all money held by such Paying Agent for the payment of principal and interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all holders. If the Trustee is not the Registrar, the Registrar shall, upon request by the Company, furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the holders.

Section 2.06	Transfer and Exchange.

(a)                The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b)               To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c)                No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.07), but the holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 9.04).

(d)               All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange. At the request of the Trustee, each holder that is a transferor of a Note shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(e)                Neither the Company nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f)                Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(g)                Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and mail, or cause to be transferred by book entry, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h)               At the option of the holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, or cause to be transferred by book entry, the replacement Global Notes and Definitive Notes which the holder making the exchange is entitled to in accordance with the provisions of Appendix A.

(i)                 All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.07	Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. If required by the Trustee or the Company, an indemnity bond must be provided by the holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the holder for the expenses of the Company and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Section 2.08	Outstanding Notes.

(a)                The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided that Notes held by the Company or a Subsidiary of the Company will not be deemed to be outstanding for purposes of Section 3.07(b).

(b)               If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c)                On or after the maturity date or any redemption date or date for purchase of the Notes pursuant to a Change of Control Offer, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due will cease to be outstanding for all purposes under this Indenture.

(d)               If a Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to a Change of Control Offer, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09	Treasury Notes.

In determining whether the holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10	Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11	Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the cancellation of all cancelled Notes shall, upon the written request of the Company, be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12	Defaulted Interest.

(a)                If the Company defaults in a payment of interest on the Notes under Section 4.01 of this Indenture, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed or delivered by electronic transmission in accordance with the applicable procedures of the Depositary to each holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b)               Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13	CUSIP and ISIN Numbers.

The Company in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee may use CUSIP or ISIN numbers in notices as a convenience to holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3

Redemption

Section 3.01	Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least three Business Days before notice of redemption is required to be mailed or sent to holders pursuant to Section 3.03 but not more than 60 days before a redemption date (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate setting forth (1) the redemption date, (2) the principal amount of the Notes to be redeemed and (3) the redemption price, if then ascertainable. If the redemption price is not known at the time such notice is to be given, the actual redemption price calculated as described in the terms of the Notes will be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

Section 3.02	Selection of Notes to Be Redeemed or Purchased.

(a)                If the Company is redeeming fewer than all the Notes at any time, the Trustee shall select the Notes on a pro rata basis by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate; provided, however, that Global Notes will be selected in accordance with the applicable procedures of the Depositary. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 20 days nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.

(b)               The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c)                After the redemption date or purchase date, upon surrender of a Note to be redeemed or purchased in part only, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note, representing the same Debt to the extent not redeemed or not purchased, shall be issued in the name of the holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03	Notice of Redemption.

(a)                The Company shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed (or delivered by electronic transmission in accordance with the applicable procedures of the Depositary) notices of redemption of Notes not less than 20 days but not more than 60 days before the redemption date, or not less than 30 days but not more than 60 days before the redemption date in the case of redemptions pursuant to Section 3.08, to each holder whose Notes are to be redeemed pursuant to this Article at such holder’s registered address or otherwise in accordance with the applicable procedures of the Depositary, except that redemption notices may be mailed or sent more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11.

(b)               The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:

(1)               the redemption date;

(2)               the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(a), the notice need not set forth the redemption price but only the manner of calculation thereof;

(3)               if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4)               the name and address of the Paying Agent;

(5)               that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)               that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)               the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)               that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9)               if applicable, any condition to such redemption.

(c)                At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least three Business Days before notice of redemption is required to be sent or caused to be sent to holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the notice to be given as an exhibit thereto.

Section 3.04	Effect of Notice of Redemption.

Once notice of redemption is mailed or sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. The notice, if mailed or delivered by electronic transmission in a manner herein provided, shall be conclusively presumed to have been given, whether or not the holder receives such notice. In any case, failure to give such notice or any defect in the notice to the holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless subject to a condition precedent that has not been satisfied. If any such condition precedent has not been satisfied, the Company shall provide written notice to the Trustee prior to the close of business at least two Business Days prior to the redemption date (unless a shorter period shall be agreed to by the Trustee). Upon receipt of such notice, the notice of redemption shall be rescinded and the redemption of the notes shall not occur. Upon receipt, the Trustee shall provide such notice to each holder of the Notes in the same manner in which the notice of redemption was given.

Section 3.05	Deposit of Redemption or Purchase Price.

(a)                No later than 11:00 a.m. (New York City time) on the redemption or purchase date (or such later time as such date to which the Trustee may reasonably agree), the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the holder of record on such Record Date. The Paying Agent shall promptly mail (or wire transfer if applicable) to each holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b)               If the Company complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date in respect of such Note will be paid on such redemption or purchase date to the Person in whose name such Note is registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06	Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the holder (or cause to be transferred by book entry) at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Debt to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07	Optional Redemption.

(a)                At any time prior to December 1, 2025, the Company will be entitled, at its option, to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding the redemption date.

(b)               In addition, on or after December 1, 2025, the Company may redeem the Notes in whole or in part at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date.

(c)                Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06. Notice of any such redemption must be mailed by first-class mail (or delivered by electronic transmission in accordance with the applicable procedures of the Depositary) to each holder’s registered address, not less than 20 days nor more than 60 days prior to the redemption date. Calculation of the redemption price will be made by the Company or on its behalf by such person as the Company shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

(d)               If the optional redemption date is on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest in respect of Notes subject to redemption will be paid on the redemption date to the Person in whose name the Note is registered at the close of business, on such Record Date, and no additional interest will be payable to holders whose Notes are redeemed by the Company.

Section 3.08	Redemption for Tax Reasons.

(a)                The Company may redeem the Notes, in whole but not in part, at 100% of the principal amount of such Notes plus any accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (including any Additional Amounts) at the Company’s option at any time prior to their maturity if, due to a Change in Tax Law:

(1)               the Company or a Guarantor, in accordance with the terms of the Notes or Guarantee, has, or would, become obligated to pay, on the next date on which any amount would be payable with respect to the Notes or a Guarantee, any Additional Amounts to the holders or beneficial owners of the Notes; and

(2)               such obligation cannot be avoided by such Guarantor or the Company, taking reasonable measures available to it.

(b)               In the case of a redemption pursuant to this Section 3.08, the Company may redeem the applicable Notes upon not less than 30 days nor more than 60 days’ notice as provided in Section 3.03 of this Indenture, at 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but not including, the redemption date (including Additional Amounts); provided that (1) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company or such Guarantor, as the case may be, would be obligated to pay any such Additional Amounts in respect of the applicable Notes or applicable Guarantee, as applicable, then due and (2) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. The Company’s right to redeem the applicable Notes shall continue as long as the Company or a Guarantor is obligated to pay such Additional Amounts, notwithstanding that the Company or such Guarantor, as the case may be, shall have made payments of Additional Amounts. Prior to the giving of any such notice of redemption, the Company must deliver to the Trustee: (i) an Officer’s Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred; and (ii) an Opinion of Counsel or an opinion of an independent accountant of recognized standing, selected by the Company or any Guarantor, as applicable, with respect to tax matters of the Relevant Taxing Jurisdiction to the effect that the Company or such Guarantor has, or would, become obligated to pay such Additional Amounts as a result of such Change in Tax Law and the Trustee shall be entitled to accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent in which event they shall be conclusive and binding on the noteholders.

(c)                For purposes of this Section 3.08, “Change in Tax Law” means: (i) any changes in, or amendment to, any law of a Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by the Relevant Taxing Jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the Issue Date; or (ii) if the Company or a Guarantor consolidates, merges, amalgamates or combines with, or transfers or leases all or substantially all its assets to, any person that is incorporated or tax resident under the laws of any jurisdiction other than a Relevant Taxing Jurisdiction (a “successor”) and as a consequence thereof such person becomes the successor obligor to the Company or such Guarantor in respect of Additional Amounts that may become payable (in which case, for purposes of this Section 3.08, all references to the Company or such Guarantor shall be deemed to be and include references to such person), any change in, or amendment to, any law of the jurisdiction of organization or tax residence of such successor, or the jurisdiction through which payments will be made by the successor, or any political subdivision or taxing authority thereof or thereon for purposes of taxation (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by such jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the date of such consolidation, merger, amalgamation, combination or other transaction.

Section 3.09	Mandatory Redemption. The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.10	Notice in Connection with a Transaction or Event.

Notice of any redemption of the Notes in connection with a transaction or an event (including a Change of Control Triggering Event) may, at the Company’s discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event. In addition, if such redemption is subject to one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. The Company will provide prompt written notice to the Trustee prior to the close of business two Business Days prior to the redemption date rescinding such redemption and notice of redemption shall be rescinded and of no force or effect. Upon receipt of such notice from the Company rescinding such redemption, the Trustee will promptly send a copy of such notice to the holders of the Notes to be redeemed in the same manner in which the notice of redemption was given.

ARTICLE 4

Covenants

Section 4.01	Payment of Notes.

(a)                The Company will pay, or cause to be paid, the principal and interest on the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 11:00 a.m. (New York City) time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the principal and interest then due.

(b)               The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

(d)       Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each holder’s registered address.

Section 4.02	Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03	Taxes.

The Company shall pay, and shall cause each of its Significant Subsidiaries to pay, prior to delinquency, all taxes, assessments and governmental levies except (a) such as are being contested in good faith and by appropriate negotiations or proceedings or (b) where the failure to effect such payment would not reasonably be expected to have, individually or in the aggregate, a material adverse effect (1) upon the financial condition, business or results of operations of the Company and its Significant Subsidiaries and (2) on the ability of the Company and its Significant Subsidiaries to perform their respective obligations under the Notes or this Indenture.

Section 4.04	Stay, Extension and Usury Laws.

The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05	Corporate Existence.

Subject to Article 5 (including any action permitted by Section 5.01), the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Significant Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any Significant Subsidiary and (2) the material rights (charter and statutory), licenses and franchises of the Company and its Significant Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Significant Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Significant Subsidiaries, taken as a whole.

Section 4.06	SEC Reports.

(a)                Notwithstanding that the Company may not be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company will file with the SEC and make available to the Trustee and noteholders within 15 days after the Company would be required to file with the SEC such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections; provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to the Trustee and noteholders within 15 days after the time the Company would be required to file such information with the SEC if it were a U.S. corporation subject to Sections 13 or 15(d) of the Exchange Act, provided, further, that in no event shall such reports be required to contain the separate financial information contemplated by Rule 3-10 or Rule 3-16 under Regulation S-X promulgated by the SEC (or any successor provision); provided, further, that the Company shall be permitted to comply with paragraph (a)(1) of Item 402 of Regulation S-K for so long as it is a foreign private issuer.

(b)               The Trustee shall have no responsibility to ensure that such filing has occurred. Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Company will be deemed to have furnished such reports referred to in this section to the Trustee and the noteholders if either the Company or any of its direct or indirect parent companies that provides a Guarantee of the Notes has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

(c)       In the event any direct or indirect parent company of the Company provides a guarantee of the Notes, the Company may satisfy its obligations under this covenant by providing consolidated financial information relating to such parent.

Section 4.07	Compliance Certificate.

(a)                The Company will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate that need not comply with Section 12.04 from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company and each Guarantor have kept, observed, performed and fulfilled each covenant contained in this Indenture and is not in default in the performance or observance of any of the covenants of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company and each Guarantor are taking or propose to take with respect thereto).

(b)               When any Default has occurred and is continuing under this Indenture, the Company will within 30 days after the occurrence thereof send to the Trustee an Officer’s Certificate specifying such event, its status and what action the Company is taking or proposes to take with respect thereof.

Section 4.08	Limitation on Liens.

(a)                The Company will not, and will not permit any of its Subsidiaries to, create, incur, issue, assume or guarantee any indebtedness for money borrowed evidenced by loans, bonds, notes, debentures, letters of credit, bankers’ acceptances, hedging obligations or instruments similar to the foregoing, in each case to the extent such indebtedness would appear as a liability on the balance sheet of such Person in accordance with GAAP (“Debt”) secured by a Lien upon (a) any Property of the Company or such Subsidiary, or (b) any shares of Capital Stock or Debt issued by any Subsidiary of the Company and owned by the Company or any Subsidiary of the Company, whether owned on the Issue Date or thereafter acquired, without effectively providing concurrently that the Notes then outstanding under this Indenture are secured equally and ratably with or, at the option of the Company, prior to such Debt so long as such Debt shall be so secured.

(b)               The foregoing restriction shall not apply to, and there shall be excluded from Debt (or any guarantee thereof) in any computation under such restriction, Debt (or any guarantee thereof) secured by:

(1)               pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)               Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)               minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(4)               Liens on any property existing at the time of the acquisition thereof;

(5)               Liens on property of a Person existing at the time such Person is amalgamated, merged into or consolidated with the Company or a Subsidiary of the Company or at the time of a sale, lease or other disposition of the properties of such Person (or a division thereof) as an entirety or substantially as an entirety to the Company or a Subsidiary of the Company; provided that any such Lien does not extend to any property owned by the Company or any Subsidiary of the Company immediately prior to such amalgamation, merger, consolidation, sale, lease or disposition;

(6)               Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Company;

(7)               Liens in favor of the Company or a Subsidiary of the Company;

(8)               Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Debt incurred to provide funds for any such purpose; provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained no later than 270 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property; provided, further, that such Liens do not extend to any property other than such property subject to acquisition, construction, development or improvement and accessions thereto and improvements thereon;

(9)               Liens in favor of any Governmental Authority to secure partial, progress, advance or other payments;

(10)             Liens existing on the Issue Date or any extension, renewal, replacement or refunding of any Debt (or any guarantee thereof) secured by a Lien existing on the Issue Date or referred to in clauses (4)-(6) or (8); provided that any such extension, renewal, replacement or refunding of such Debt (or any guarantee thereof) shall be created within 270 days of repaying the Debt (or any guarantee thereof) secured by the Lien referred to in clauses (4)-(6) or (8) and the principal amount of the Debt (or any guarantee thereof) secured thereby and not otherwise authorized by clauses (4)-(6) or (8) shall not exceed the principal amount of Debt (or any guarantee thereof), plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding;

(11)             Liens incurred in the ordinary course of business in an aggregate principal amount not to exceed $100.0 million;

(12)             Liens in favor of the Notes and the Guarantees; and

(13)             Liens securing hedging obligations entered into in the ordinary course of business.

(c)               Notwithstanding the restrictions described above, the Company and any Subsidiaries of the Company may create, incur, issue, assume or guarantee Debt secured by Liens without equally and ratably securing the Notes then outstanding if, at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired,

(A)              the aggregate amount of all such Debt secured by Liens which would otherwise be subject to such restrictions (other than any Debt (or any guarantee thereof) secured by Liens permitted as described in clauses (1)-(13) of the immediately preceding paragraph) plus

(B)              all Attributable Debt of the Company and the Subsidiaries of the Company in respect of Sale/Leaseback Transactions with respect to Properties (with the exception of such transactions that are permitted under clauses (1)-(4) of Section 4.11)

would not exceed the greater of (x) $3,500.0 million and (y) the amount that would cause the Consolidated Secured Debt Ratio to exceed 2.50 to 1.00.

For the avoidance of doubt, neither the Credit Agreement or the 2017 Term Loan nor, in either case, any extension, renewal or replacement or refunding thereof shall be secured pursuant to clause (10) of Section 4.08(b).

Section 4.09	Future Guarantors.

Each of the Company’s Subsidiaries that is a guarantor or obligor under the Credit Agreement will initially fully and unconditionally guarantee the Notes on an unsecured, senior basis. From and after the Issue Date, the Company will cause each Subsidiary of the Company that guarantees or is an obligor under (i) any Debt Facility of the Company or any Guarantor with an aggregate principal amount of $75.0 million or more or (ii) any Material Capital Markets Debt issued by the Company or any Guarantor to, within 45 days of the incurrence of such guarantee or obligation, execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C to this Indenture pursuant to which such Subsidiary of the Company will guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture.

Section 4.10	Offer to Repurchase Upon Change of Control.

(a)                Subject to the provisions of this Section 4.10, within 30 days following the occurrence of a Change of Control Triggering Event, each noteholder shall have the right to require that the Company make an offer to purchase such noteholder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to but excluding the date of purchase.

(b)               If the Change of Control purchase date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control purchase date will be paid on the Change of Control purchase date to the Person in whose name a Note is registered at the close of business on such Record Date.

(c)                Within 30 days following the occurrence of a Change of Control Triggering Event, unless the Company has exercised its option to redeem all the Notes as described in Section 3.07, the Company will mail (or deliver by electronic transmission in accordance with the applicable procedures of the Depositary) a notice to each noteholder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)               that a Change of Control Triggering Event has occurred and that such noteholder has the right to require the Company to purchase such noteholder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to but excluding the date of purchase;

(2)               the circumstances that constitute or may constitute such Change of Control Triggering Event;

(3)               the purchase date (which shall be no earlier than 20 days nor later than 60 days from the date such notice is sent); and

(4)               the instructions, as determined by the Company, consistent with the covenant described hereunder, that a noteholder must follow in order to have its Notes purchased.

(d)               The Company will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or if the Company has exercised its option to redeem all the Notes pursuant to the provisions described in Section 3.07.

(e)                The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue of its compliance with such securities laws or regulations.

(f)                Notwithstanding anything to the contrary in this Section 4.10, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of such Change of Control Offer. In such case, the notice shall state that, in the Company’s discretion, the Change of Control purchase date may be delayed until such time as the Change of Control Triggering Event shall have occurred, or such repurchase may not occur and such notice may be rescinded in the event that the Change of Control Triggering Event shall not have occurred by the Change of Control purchase date, or by the Change of Control purchase date as so delayed. If any such repurchase shall be rescinded or delayed, the Company shall provide written notice to the Trustee prior to the close of business at least two Business Days prior to the Change of Control purchase date (unless a shorter period shall be agreed to by the Trustee). Upon receipt of such notice, the Change of Control purchase date shall be rescinded or delayed, as applicable. Upon receipt, the Trustee shall provide such notice to each holder of the Notes in the same manner in which the notice of the Change of Control Offer was given.

Section 4.11	Sale/Leaseback Transactions.

The Company will not, and will not permit any Subsidiary of the Company to, enter into any Sale/Leaseback Transaction with respect to any Property unless:

(1)               the Sale/Leaseback Transaction is solely with the Company or another Subsidiary of the Company;

(2)               the lease is for a period not in excess of 36 months (or which may be terminated by the Company or such Subsidiary), including renewals;

(3)               the Company or such Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1)-(13) in Section 4.08(b) without equally and ratably securing the Notes then outstanding under this Indenture, to create, incur, issue, assume or guarantee Debt secured by a Lien on such Property in the amount of the Attributable Debt arising from such Sale/Leaseback Transaction;

(4)               the Company or such Subsidiary within 360 days after the sale of such Property in connection with such Sale/Leaseback Transaction is completed, applies an amount equal to the net proceeds of the sale of such Property to (a) the retirement of Notes, other Funded Debt of the Company ranking on a parity with the Notes (or the Guarantees of the Notes) or Funded Debt of a Subsidiary of the Company, (b) the purchase of Property or (c) a combination thereof; or

(5)               (i)       the Attributable Debt of the Company and Subsidiaries of the Company in respect of such Sale/Leaseback Transaction and all other Sale/Leaseback Transactions entered into after the Issue Date (other than any such Sale/Leaseback Transaction as would be permitted as described in clauses (1)-(4) of this sentence), plus

  (ii)       the aggregate principal amount of Debt secured by Liens on Properties then outstanding (not including any such Debt secured by Liens described in clauses (1)-(13) in Section 4.08(b) that are not equally and ratably secured with the outstanding Notes (or secured on a basis junior to the outstanding Notes), would not exceed the greater of (x) $3,500.0 million and (y) the amount that would cause the Consolidated Secured Debt Ratio to exceed 2.50 to 1.00.

Section 4.12	Payment of Additional Amounts.

(a)                The Company or, if applicable, each Guarantor (pursuant to the terms of the applicable Guarantee) (each, a “Payor”) will make all payments of, or in respect of, principal, premium (if any) and interest on the Notes, or any payment pursuant to the Guarantees, as the case may be, free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest, and other liabilities related thereto) whatsoever imposed, assessed, levied or collected (“Taxes”) by or for the account of Bermuda, the United Kingdom or any other jurisdiction in which the Company or any Guarantor is organized, or resident for tax purposes, engaged in business for tax purposes or through which payment is made (or any political subdivision thereof or any authority thereof having the power to tax) (a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by the official interpretation or administration thereof.

(b)               If a Payor is required by a Relevant Taxing Jurisdiction to deduct or withhold Taxes from any payment of principal, premium (if any) and interest on the Notes, or any payments pursuant to the Guarantees, as the case may be, such Payor will pay (together with such payments) such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received in respect of such payments by the holder of such Note, after such deduction or withholding (including any such deduction or withholding in respect of such Additional Amounts) will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided, however, that a Payor shall not be required to pay any Additional Amount for or on account of:

(1)               any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that the holder or beneficial owner of the applicable Note or Guarantee (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business or maintaining or having maintained a permanent establishment or being or having been physically present in, a Relevant Taxing Jurisdiction or otherwise having or having had some connection with a Relevant Taxing Jurisdiction other than the holding or ownership of, or the collection of principal of, and premium (if any) or interest on, a Note or the enforcement of the applicable Guarantee, as the case may be;

(2)               any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, the applicable Note or Guarantee was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later except to the extent that the holder or beneficial owner thereof would have been entitled to Additional Amounts had the applicable Note or Guarantee been presented for payment on any day during such 30 day period;

(3)               any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(4)               any Taxes that are payable otherwise than by deduction or withholding from payments on or in respect of the applicable Note or Guarantee;

(5)               any Taxes that would not have been so imposed, assessed, levied or collected but for the failure by the holder or the beneficial owner of the applicable Note or Guarantee to comply with a written request addressed to the holders (A) to provide any certification, identification, information, documents or other evidence concerning the nationality, residence or identity of the holder or the beneficial owner or its connection with the Relevant Taxing Jurisdiction or (B) to make any valid or timely declaration or claim or satisfy any other reporting, information or procedural requirements relating to such matters if, in either case, compliance is required by statute, regulation or administrative practice of the Relevant Taxing Jurisdiction as a condition to relief or exemption from such Taxes;

(6)               any withholding or deduction that is imposed on the applicable Note or Guarantee that is presented for payment, where presentation is required, by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Guarantee to another paying agent in a member state of the European Union;

(7)               any deduction or withholding arising on or in connection with FATCA; and

(8)               any combination of the Taxes described in (1) through (7) above.

(c)                In addition, Additional Amounts will not be paid with respect to any payment of the principal of, or any interest on, any of the applicable Notes or Guarantees to any holder of the applicable Notes or Guarantees that is a fiduciary, a partnership, a limited liability company or any person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of a Relevant Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary, a member of such partnership, an interest holder in such limited liability company or a beneficial owner that would not have been entitled to such amounts had such beneficiary, settlor, member, interest holder or beneficial owner been the holder of the relevant Notes or Guarantees.

(d)               The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use reasonable efforts to obtain certified copies of tax receipts or such other reasonable evidence of the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Payor will furnish to the Trustee (or to a holder upon written request), within a reasonable time after the date of the payment of any Taxes so deducted or withheld is made, such certified copies or proof of payment. The Payor will attach a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy or other proof of payment was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the Notes. Copies of such documentation will be available for inspecting during ordinary business hours at the office of the Trustee by the holders of the Notes upon written request and will be made available at the offices of the Paying Agent.

(e)                As soon as reasonably practicable, prior to each Record Date preceding the related Interest Payment Date and each date on which any other payment under or with respect to the

Notes or the Guarantee thereof is due and payable, if the Payor will be obligated to pay Additional Amounts with respect to such payment, the Payor will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will furnish such other information necessary to enable the Paying Agent to pay such Additional Amounts to holders on the payment date. Each such Officer’s Certificate shall be relied upon until receipt of a further Officer’s Certificate addressing such matters. Neither the Trustee nor the Paying Agent shall have any responsibility or liability for the determination, verification or calculation of any Additional Amounts. Such Officer’s Certificate may be forwarded by the Trustee to the registered holder and also upon written request to any holder.

(f)                Unless otherwise stated, references in any context to the payment of principal of, and any premium or interest on, any Note, other payment on or with respect to the Notes or any payment pursuant to the Guarantees, will be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(g)                The Payor will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery, registration or enforcement following the occurrence of any event of default of any Notes or any other document or instrument referred to therein. For the avoidance of doubt, no Payor shall be responsible for the payment or other discharge of such taxes, charges, or levies that arise as a result of, or in connection with, any transfer, assignment or the disposition of the Notes (or any rights attaching thereto) by any holder.

(h)               The foregoing obligations will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or any political subdivision thereof or any authority thereof or therein having the power to tax.

ARTICLE 5

SUCCESSORS

Section 5.01	Merger, Consolidation or Sale of All or Substantially All Assets.

(a)                The Company may not (i) amalgamate, consolidate with or merge into any other entity or (ii) convey, transfer or lease all or substantially all of the properties and assets of the Company and its subsidiaries taken as a whole, unless:

(1)               the Company is the successor entity, or the successor or transferee entity, if other than the Company, is a Person (if such Person is not a corporation, then such successor or transferee shall include a corporate co-issuer) organized and existing under the laws of any Permitted Jurisdiction (except if the Company determines in good faith that such requirement is not in the best interests of the Company and its Subsidiaries or that complying with such requirement would not be advisable for tax planning purposes or to improve tax efficiencies) and expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, any premium on and any interest on all the outstanding Notes and the performance of every covenant and obligation in this Indenture to be performed or observed by the Company;

(2)               immediately after giving effect to the transaction, no Event of Default, as defined in this Indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

(3)               the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each in the form required by this Indenture and stating that such amalgamation, consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction, and constitutes the legal, valid and binding obligation of the Company or successor entity, as applicable, subject to customary exceptions.

In case of any such amalgamation, consolidation, merger, conveyance or transfer (but not lease), the successor entity will succeed to and be substituted for the Company as obligor on the Notes with the same effect as if it had been named in this Indenture as the Company.

(b)               No Guarantor may amalgamate, consolidate with or merge into any other entity, unless:

(1)               The Company or a Guarantor is the successor entity or the successor or transferee entity, if not such Guarantor prior to such consolidation or merger, shall be a Person organized and existing under the laws of the jurisdiction under which such Guarantor was organized or under the laws of any other Permitted Jurisdiction, and expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee; provided, however, that the foregoing shall not apply in the case of a Guarantor (x) that has been, or will be as a result of the subject transaction, disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through an amalgamation, merger or consolidation or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary;

(2)               immediately after giving effect to the transaction, no Event of Default, as defined in this Indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

(3)               the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each in the form required by this Indenture and stating that such amalgamation, consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction and constitutes the legal, valid and binding obligation of the Guarantor or successor entity, as applicable, subject to customary exceptions.

(c)                Notwithstanding clauses (a) and (b) above, this Section 5.01 will not apply to an amalgamation, merger, transfer or conveyance or other disposition of assets between or among the Company and the Guarantors.

Section 5.02	Successor Entity Substituted.

Upon any amalgamation, consolidation, merger, conveyance, transfer or lease of the properties and assets as an entirety of the Company or a Guarantor in accordance with Section 5.01, the Company and a Guarantor, as the case may be, will be released from its obligations under this Indenture and the Notes or its Guarantee, as the case may be, and the successor company and the successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Company or a Guarantor, as the case may be, under this Indenture, the Notes and such Guarantee; provided that, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes and a Guarantor will not be released from its obligations under its Guarantee.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01	Events of Default.

(a)                Each of the following is an “Event of Default”:

(1)               a default in the payment of interest on the Notes when due, continued for 30 days;

(2)               a default in the payment of principal of any Note when due at its Stated Maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)               the failure by the Company or any Guarantor to comply with its obligations under Section 5.01;

(4)               the failure by the Company or any Guarantor, as the case may be, to comply for 45 days after notice with any of its obligations in the covenants described above under Section 4.10 (other than a failure to purchase Notes) or under Sections 4.08, 4.09 or 4.11;

(5)               the failure by the Company or any direct or indirect parent company that provides a Guarantee of the Notes to comply for 120 days after notice with any of its obligations in the covenant described above under Section 4.06;

(6)               the failure by the Company or any Guarantor to comply for 60 days after notice with its other agreements contained in this Indenture;

(7)               Debt of the Company, any Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds $100.0 million (the “cross acceleration provision”);

(8)           (i)         the Company or a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)      commences voluntary proceedings to be adjudicated bankrupt or insolvent;

(B)       consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(C)       consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or

(D)       makes a general assignment for the benefit of its creditors.

(ii)       a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)       is for relief against the Company or any Significant Subsidiary in a proceeding in which the Company or any Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(B)       appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary, or for all or substantially all of the property of the Company or any Significant Subsidiary; or

(C)       orders the liquidation, dissolution or winding up of the Company or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(9)               any final judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $100.0 million is entered against the Company, any Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment becoming final and is not discharged, waived or stayed within 30 days after notice (the “judgment default provision”); or

(10)           a Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or a Guarantor denies or disaffirms its obligations under its Guarantee.

However, a default under clauses (4), (5), (6) and (9) of this Section 6.01 will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company (with a copy to the Trustee if given by the holders) of the default and the Company does not cure such default within the time specified after receipt of such notice. In the event of any Event of Default specified under clause (7), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders, if within 30 days after such Event of Default arose: (a) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (b) the default that is the basis for such Event of Default has been cured.

Section 6.02	Acceleration.

(a)                If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may by written notice to the Company (and to the Trustee if notice is given by the holders) declare the principal of and accrued but unpaid interest, if any, and premium, if any, on all the Notes to be due and payable. Upon such declaration, such principal, interest and premium, if any, shall be due and payable immediately. If an Event of Default under Section 6.01(a)(8) hereof occurs and is continuing, the principal of and interest (and premium, if any) on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. The holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee on behalf of all of the holders may rescind any such acceleration with respect to the Notes and its consequences.

(b)               Subject to Article 7, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of this Indenture.

Section 6.03	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04	Waiver of Past Defaults.

The holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may on behalf of all holders waive any existing Default and its consequences hereunder, except:

(1)               a continuing Default in the payment of the principal or interest on any Note held by a non-consenting holder; and

(2)               a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each holder affected,

provided that, subject to Section 6.06, the holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05	Control by Majority.

The holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders) or that would involve the Trustee in personal liability.

Section 6.06	Limitation on Suits.

Subject to Section 6.07, no holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1)               such holder has previously given the Trustee notice that an Event of Default is continuing;

(2)               holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)               such holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)               the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)               holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

A holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

Section 6.07	Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any holder to institute suit for the enforcement of any payment of principal, premium, if any, and interest on or with respect to its Note, on or after the respective due dates expressed or provided for in such Note, shall not be amended without the consent of such holder.

Section 6.08	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and any other obligor on the Notes for the whole amount of principal and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable fees and expenses of the Trustee and its agents and counsel.

Section 6.09	Restoration of Rights and Remedies.

If the Trustee or any holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such holder, then and in every such case, subject to any determination in such proceedings, the Company, the Guarantors, the Trustee and the holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Guarantors, Trustee and the holders shall continue as though no such proceeding has been instituted.

Section 6.10	Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11	Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders, as the case may be.

Section 6.12	Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due to it for the reasonable fees and expenses of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such fees and expenses of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

Section 6.13	Priorities.

Any money or property collected by the Trustee pursuant to this Article 6, and after an Event of Default any money or other property distributable in respect of the Company’s or Guarantors’ obligations under this Indenture, shall be paid or distributed in the following order:

(1)               to the Trustee (including any predecessor Trustee) and its agents and attorneys for amounts due under Section 7.07, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(2)               to holders for amounts due and unpaid on the Notes for principal and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

(3)               to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each holder in the manner set forth in Section 12.01.

Section 6.14	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07, or a suit by holders of more than 10% in aggregate principal amount of the outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01	Duties of Trustee.

(a)                If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)               Except during the continuance of an Event of Default:

(1)               the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)               in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)                The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)               the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(2)               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)               Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)                Subject to this Article 7, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture, the Notes and the Guarantees at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.

(f)                The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. The permissive rights or powers of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

Section 7.02	Rights of Trustee.

(a)                In the absence of bad faith on its part, the Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)               Before the Trustee acts or refrains from acting, or to establish matters, it may require an Officer’s Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)               The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

(f)                None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g)                The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice by the Company or by the holders of at least 25% of the aggregate principal amount of the

Notes of any event which is in fact such a Default is received by the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(h)               In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)                 The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)                 The Trustee shall not at any time be under any duty or responsibility to any holders to determine whether the Additional Amounts are payable and the amount thereof.

(k)               The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(l)                 The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)               The Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of this Indenture.

Section 7.03	Individual Rights of Trustee.

The Trustee or any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or such Agent. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign. Any Agent may do the same with like rights and duties.

Section 7.04	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or the Guarantees, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or in the Offering Memorandum or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

Section 7.05	Notice of Defaults.

If a Default or Event of Default occurs and is continuing and is known to a Responsible Officer of the Trustee, the Trustee will mail (or deliver by electronic transmission in accordance with the applicable procedures of the Depositary) to each holder a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or an Event of Default specified in clauses (1) or (2) of Section 6.01(a), the Trustee may withhold notice if in good faith the Trustee determines that withholding notice is in the interest of the holders of the Notes.

Section 7.06	[Reserved].

Section 7.07	Compensation and Indemnity.

(a)                The Company and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable fees and expenses incurred by it in connection with performing its duties hereunder, in addition to the compensation for its services. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel. The Trustee shall provide the Company reasonable notice of such fees and expenses.

(b)               The Company and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold each of the Trustee and any predecessor harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it without negligence or willful misconduct on its part in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company or any Guarantor (including this Section 7.07)) or defending itself against any claim made in connection with the performance of its duties hereunder whether asserted by any holder, the Company or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder), and including reasonable attorneys’ fees and expenses and court costs incurred in connection with any action, claim or suit brought to enforce the Trustee’s right to compensation, reimbursement or indemnification. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence, as finally adjudicated by a court of competent jurisdiction.

(c)                The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d)               To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

(e)                When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)                “Trustee” for the purposes of this Section 7.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08	Replacement of Trustee.

(a)                A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Company and be discharged from the trust hereby created by so notifying the Company. The holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee upon 30 days’ prior notice by so notifying the Trustee and the Company in writing. The Company may remove the Trustee upon 30 days’ prior notice if:

(1)               the Trustee fails to comply with Section 7.10;

(2)               the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)               a receiver or public officer takes charge of the Trustee or its property; or

(4)               the Trustee becomes incapable of acting.

(b)               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Company.

(c)                If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)               If the Trustee, after written request by any holder who has been a holder for at least six months, fails to comply with Section 7.10, such holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail (or deliver by electronic transmission in accordance with the applicable procedures of the Depositary) a notice of its succession to holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(f)                As used in this Section 7.08, the term “Trustee” shall also include each Agent.

Section 7.09	Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee, subject to Section 7.10.

Section 7.10	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02	Legal Defeasance and Discharge.

(a)                Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to this Indenture, all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) through (4) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Guarantors under their Guarantees (and the Trustee, at the request of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)               the rights of holders to receive payments in respect of the principal, premium, if any, and interest on the Notes when such payments are due, solely out of the trust referred to in Section 8.04;

(2)               the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3)               the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4)               this Section 8.02.

(b)               If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes.

(c)                Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding its prior exercise of its option under Section 8.03.

Section 8.03	Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 and 4.11, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Company exercises its Covenant Defeasance option, an Event of Default specified in Section 6.01(a)(4), 6.01(a)(5), 6.01(a)(6) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(7), 6.01(a)(8) (solely with respect to Significant Subsidiaries), Section 6.01(a)(9) or 6.01(a)(10), in each case, shall not constitute an Event of Default.

Section 8.04	Conditions to Legal or Covenant Defeasance.

(a)                The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1)               the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm delivered to the Trustee, without consideration of any reinvestment of interest, to pay the principal, premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)               in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(A)              the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(B)              since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that the beneficial owners will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)               in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)               no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material agreement or material debt instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5)               the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

(6)               the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

Section 8.05	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a)                Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the holders of all sums due and to become due thereon in respect of principal and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b)               Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06	Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 10 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07	Reinstatement.

If and for so long as the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Company makes any payment of principal or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders.

(a)                Notwithstanding Section 9.02, without the consent of any holder of the Notes, the Company, the Guarantors and Trustee may amend or supplement this Indenture:

(1)               to cure any ambiguity, omission, defect or inconsistency, as determined in good faith by the Company;

(2)               to provide for the assumption by a successor Person of the obligations of the Company or any Guarantor under this Indenture;

(3)               to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(4)               to add guarantees with respect to the Notes, including any Guarantees, or to secure the Notes;

(5)               to add to the covenants of the Company or any Subsidiary for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or any Subsidiary;

(6)               to make any change that does not materially adversely affect the rights of any holder of the Notes, as determined in good faith by the Company;

(7)               to comply with any requirement of the SEC in connection with any required qualification of this Indenture under the Trust Indenture Act (it being agreed that this Indenture need not be qualified under the Trust Indenture Act);

(8)               to conform the text of this Indenture, Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum, as determined in good faith by the Company;

(9)               to release a Guarantor from its Guarantee when permitted by the terms of this Indenture;

(10)             to provide for successor trustees or to add to or change any provisions to the extent necessary to appoint a separate trustee for the Notes; or

(11)             to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes, or, if incurred in compliance with this Indenture, Additional Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer Notes, as determined in good faith by the Company.

Section 9.02	With Consent of Holders.

Except as provided in Section 9.01 and this Section 9.02, this Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

(1)               reduce the amount of Notes whose holders must consent to an amendment;

(2)               reduce the rate of or extend the time for payment of interest on any Note;

(3)               reduce the principal of or extend the Stated Maturity of any Note;

(4)               change the optional redemption dates or prices or calculations from those described in Section 3.07 or 3.08;

(5)               make any Note payable in money other than that stated in the Note;

(6)               amend the contractual right expressly set forth in this Indenture or the Notes of any holder of the Notes to institute suit for the enforcement of any payment on or with respect to such holder’s Notes after any Interest Payment Date, Stated Maturity or any redemption date, as applicable;

(7)               make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(8)               make any change in the ranking or priority of any Note or Guarantee that would adversely affect the noteholders; or

(9)               release any Guarantor from its Guarantee, except as provided for in this Indenture.

(b)               The consent of the holders of the Notes is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

(c)                After an amendment under this Indenture becomes effective, the Company is required to mail (or deliver by electronic transmission in accordance with the applicable procedures of the Depositary) to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Section 9.03	Revocation and Effect of Consents.

(a)                Until an amendment, supplement or waiver becomes effective, a consent to it by a holder of a Note is a continuing consent by the holder of a Note and every subsequent holder of a Note or portion of a Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent is not made on any Note. However, any such holder of a Note or subsequent holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms.

(b)                After an amendment, supplement or waiver becomes effective, it will bind every holder unless it is of the type requiring the consent of each holder affected.  If the amendment, supplement or waiver is of the type requiring the consent of each holder affected, the amendment, supplement or waiver will bind each holder that has consented to it and every subsequent holder of a Note that evidences the same debt as the Note of the consenting holder.

(c)                The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.04 for the purpose of determining the holders entitled to consent to any amendment, supplement or waiver.

Section 9.04	Notation on or Exchange of Notes.

(a)               The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all outstanding Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)               Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05	Trustee to Sign Amendments, etc.

Upon request of the Company, and if applicable upon the filing with the Trustee of evidence of the consent of holders, the trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.03, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture, subject to customary exceptions, and complies with the provisions hereof and an Opinion of Counsel stating that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

ARTICLE 10

GUARANTEES

Section 10.01	Guarantee.

(a)                Subject to this Article 10, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other obligations of the Company to the holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise collectively, the “Guaranteed Obligations”. Failing payment by the Company when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)               The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c)               Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under this Indenture have been paid in full.  If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

(d)               Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any holder in enforcing any rights under this Section 10.01.

(e)                If any holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid either to the Trustee or such holder, such Guarantor’s Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)                Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

(g)                Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(h)               In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i)                 Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02	Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other

Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

Section 10.03	Execution and Delivery.

(a)                To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture (or a supplemental indenture in the form of Exhibit C hereto) shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

(b)               Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(c)                If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantees shall be valid nevertheless.

(d)               The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04	Subrogation.

Each Guarantor shall be subrogated to all rights of holders against the Company in respect of any amounts paid by any Guarantor until payment in full of all obligations guaranteed hereby; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.05	Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 10.06	Release of Guarantees.

(a)                The Guarantee of a Guarantor will be automatically released:

(1)               upon the sale or other disposition (including by way of consolidation or merger) of a Guarantor;

(2)               upon the sale or disposition of all or substantially all the assets of a Guarantor;

(3)               at such time as such Guarantor is no longer a guarantor or obligor of any (i) Debt Facility of the Company or any Guarantor with aggregate principal amount of $75.0 million or more (including, without limitation, the Credit Agreement) or (ii) Material Capital Markets Debt of the Company or any Guarantor;

(4)               upon the defeasance of the Notes, as provided under Article 8; or

(5)               as described under Article 9,

in the case of clause (1) or (2), other than to the Company or a Subsidiary of the Company and as permitted by this Indenture.

(b)               If the Guarantee of any Guarantor is deemed to be released or is automatically released, the Company shall deliver to the Trustee an Officer’s Certificate stating the identity of the released Guarantor, the basis for release in reasonable detail, and that such release complies with this Indenture. At the written request of the Company, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel, which may be subject to customary exceptions and qualifications, each stating that all conditions provided for in this Indenture to the release of such Guarantor have been complied with, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Guarantee (it being understood that the failure to obtain any such instrument shall not impair any automatic release pursuant to Section 10.06(a)).

Section 10.07	Swiss Guarantors.

The liability of each Guarantor who is organized under the laws of Switzerland (each, a “Swiss Guarantor”) shall be limited as follows notwithstanding any provision in this Indenture to the contrary:

(a)                The obligations, liabilities, indemnities and undertakings of as well as the application of net proceeds resulting from the realization of any security granted by a Swiss Guarantor under its Guarantee in relation to obligations, liabilities, indemnities or undertakings of the Company or another Guarantor (other than the relevant Swiss Guarantor or any of its Subsidiaries) (“Up- and Cross-stream Obligations”) shall be limited to its Free Reserves Available for Distribution (all in accordance with Art. 675 paragraph 2 and Art. 671 paragraph 1 and 2 no. 3 of the Swiss Code of Obligations) at the time of (1) the enforcement of such obligations, liabilities, indemnities, guaranties or undertakings or (2) such application of the net proceeds resulting from the foreclosure in or realization on the security granted by any Swiss Guarantor, always provided that any such Up- and Cross-stream Obligations would otherwise lead to an actual violation of the prohibition to repay any capital contributions (Verbot der Einlagenrückgewähr) or to a prohibited distribution of profits pursuant to the Swiss Code of Obligations (verbotene Gewinnausschüttung).

(b)               For the purpose of the preceding subsection (a), “Free Reserves Available for Distribution” means the maximum amount of the Swiss Guarantor's profits and reserves available for distribution at the time of the enforcement of (1) such obligations, liabilities, indemnities or undertakings or (2) the application of the net proceeds resulting from the foreclosure in or realization on the security granted by any Swiss Guarantor presently being equal to the positive difference between:

(i) the assets of the Swiss Guarantor; and

(ii) the aggregate of:

(A) all liabilities other than Up- and Cross-stream Obligations;

(B) the amount of the registered share capital; and

(C) the statutory reserves (gesetzliche Reserven) to the extent such reserves must be maintained by mandatory law at any given time;

all these amounts to be established in accordance with Swiss law and, upon the request of the Trustee to be confirmed by the auditors of the relevant Swiss Guarantor based on an audited interim balance sheet. The relevant Swiss Guarantor shall, upon the request of the Trustee, arrange for the audited interim balance sheet and the confirmation of the auditors immediately after having been requested to make a payment under its Guarantee or the rights under the Indenture have been asserted in relation to Up and Cross-stream Obligations. The relevant Swiss Guarantor shall take any other actions and/or pass any resolutions including resolutions of the board of directors and shareholders' resolutions that, in the sole opinion of the Trustee, are necessary to make an amount available for distribution as part of the Free Reserves Available for Distribution, including any resolutions on the dissolution of hidden reserves and/or on the distribution of profits.

(c)                The limitations contained herein shall not relieve the relevant Swiss Guarantor from payment obligations under its Guarantee beyond these limitations. If as of any date a Swiss Guarantor cannot make any further payment as a result of these limitations, then the Swiss Guarantor shall continue to be obligated to make payment hereunder and shall make such payment when the operation of the limitations in this Section permit it to do so.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01	Satisfaction and Discharge.

(a)                This Indenture will be discharged, and will cease to be of further effect as to all Notes issued hereunder, when either:

(1)               all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

(2)               (A) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm delivered to the Trustee if Government Securities are delivered, without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(B)              no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith);

(C)              the Company or any Guarantor has paid or caused to be paid all sums payable by the Company under this Indenture; and

(D)              the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

(b)               In addition, the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and Guarantors’ obligations in connection therewith shall survive, and if money shall have been deposited with the Trustee pursuant to Section 11.01(a)(2)(A), the provisions of Section 11.02 and Section 8.06 shall survive.

Section 11.02	Application of Trust Money.

(a)                Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b)               If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 12

MISCELLANEOUS

Section 12.01	Notices.

(a)                Any notice or communication to the Company, any Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:

if to the Company or any Guarantor:

c/o IHS Markit Ltd.
4th Floor, Ropemaker Place

25 Ropemaker Street

London EC2Y 9LY

United Kingdom

Email: Sari.Granat@ihsmarkit.com; John.Doulamis@ihsmarkit.com

Attention: General Counsel's Office

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Email: Richard.Truesdell@davispolk.com; Derek.Dostal@davispolk.com
Attention: Richard D. Truesdell Jr.; Derek J. Dostal

if to the Trustee:

Wells Fargo Bank, National Association
150 East 42nd Street, 40th Floor

New York, New York 10017
Fax No.: 866-969-4026
Email: Alexander.Pabon@wellsfargo.com
Attention: Corporate, Municipal and Escrow Services

The Company, any Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b)               All notices and communications (other than those sent to holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c)                Any notice or communication to a holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders.

(d)               Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)                Notwithstanding any other provision herein, where this Indenture provides for notice of any event to any holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f)                The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g)                If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)               If the Company mails a notice or communication to holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.02	Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b), as if this Indenture were qualified under the Trust Indenture Act, with other holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c), as if this Indenture were qualified under the Trust Indenture Act.

Section 12.03	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

(1)               an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)               an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04) stating that, subject to customary exceptions and qualifications in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that (A) subject to Section 5.01(c) and 9.05, no Opinion of Counsel pursuant to this Section 12.03 shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C and (B) no Opinion of Counsel pursuant to this Section shall be required in connection with the issuance of Notes on the Issue Date.

Section 12.04	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.07) shall include:

(a)                a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)               a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                a statement that, in the opinion of such Person, he or she has made such examination or investigation as he or she deems necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be subject to customary exceptions and qualifications and limited to reliance on an Officer’s Certificate as to matters of fact); and

(d)               a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.05	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.06	No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor (other than the Company in respect of the Notes and each Guarantor in respect of its Guarantee) under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.07	Governing Law.

THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.08	Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.09	Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.10	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11	Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 12.12	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13	Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.14	Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15	Facsimile and PDF Delivery of Signature Pages.

The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (PDF) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.16	U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.17	Payments Due on Non-Business Days.

In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

Section 12.18	Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 12.19	Agent for Service.

The Company and each of the Guarantors irrevocably appoint Markit North America, Inc., located at 620 Eighth Avenue, 35th Floor, New York, New York 10018, Attention: General Counsel, as their authorized agent (the “Authorized Agent”) in the Borough of Manhattan in the City of New York upon which process may be served in any Related Proceedings, and agree that service of process in any manner permitted by applicable law in any such suit or proceeding may be made upon it at the office of such Authorized Agent. The Company and each of the Guarantors further agree to take any and all action as may be necessary to maintain such designation and appointment of such Authorized Agent in full force and effect for so long as the Notes remain outstanding. The Company and each of the Guarantors agree that service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or any Guarantor, as applicable.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first above written.

IHS Markit ltd.

By:	/s/ Todd Hyatt
Name: Todd Hyatt
Title: EVP, Chief Financial Officer

MARKIT NORTH AMERICA, INC.

By:	/s/ Todd Hyatt
Name: Todd Hyatt
Title: EVP, Chief Financial Officer

IHS INC.

By:	/s/ Sari Granat
Name: Sari Granat
Title: EVP, General Counsel and Secretary

IHS GLOBAL INC.

By:	/s/ Sari Granat
Name: Sari Granat
Title: EVP, General Counsel and Secretary

R.L. POLK & cO.

By:	/s/ Sari Granat
Name: Sari Granat
Title: EVP, General Counsel and Secretary

CARFAX, INC.

By:	/s/ Sari Granat
Name: Sari Granat
Title: EVP, General Counsel and Assistant Secretary

IHS MARKIT CANADA LIMITED

By:	/s/ Sari Granat
Name: Sari Granat
Title: EVP, General Counsel and Assistant Secretary

[Signature page to Indenture for 4.00% Senior Notes due 2026]

IHS GLOBAL SA

By:	/s/ John Doulamis
Name: John Doulamis
Title: Director

Executed as a deed by
IHS MARKIT GROUP HOLDINGS LIMITED
acting by

By:	/s/ Kathryn Owen
Name: Kathryn Owen
Title: Director

By:	/s/ Christopher McLoughlin
Name: Christopher McLoughlin
Title: Director

Executed as a deed by
MARKIT GROUP LIMITED
acting by

By:	/s/ Kathryn Owen
Name: Kathryn Owen
Title: Director

By:	/s/ Christopher McLoughlin
Name: Christopher McLoughlin
Title: Director

Executed as a deed by
ihs global LIMITED
acting by

By:	/s/ Kathryn Owen
Name: Kathryn Owen
Title: Director

By:	/s/ Christopher McLoughlin
Name: Christopher McLoughlin
Title: Director

[Signature page to Indenture for 4.00% Senior Notes due 2026]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
Name: Gregory S. Clarke
Title: Vice President

[Signature page to Indenture for 4.00% Senior Notes due 2026]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND
ADDITIONAL NOTES

Section 1.1	Definitions.

(a)                Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b)               Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Automatic Exchange”	2.2(i)
“Automatic Exchange Date”	2.2(i)
“Automatic Exchange Notice”	2.2(i)

Term:	Defined in Section:

“Automatic Exchange Notice Date”	2.2(i)
“Definitive Notes Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“IAI Global Note”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1	Form and Dating

(a)                The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes, Regulation S Notes or IAI Notes, as applicable.

(b)               Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued upon delivery to the Trustee of an Authentication Order, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the holder thereof as required by Section 2.06 of this Indenture and Section 2.2(c) of this Appendix A.

(c)                Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

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The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)               Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2	Transfer and Exchange.

(a)                Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i)                 to register the transfer of such Definitive Notes; or

(ii)               to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)               shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the holder thereof or his attorney duly authorized in writing; and

(2)               in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b)               Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

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(i)                 a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii)               written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.

(c)                Transfer and Exchange of Global Notes.

(i)                 The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)               If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)             Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)               Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Notes for Interests in Unrestricted Global Notes.

(i)                 Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another

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Transfer Restricted Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Note or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii)               During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(iii)             Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note pursuant to Applicable Procedures or upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv)             Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(v)               If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.

(e)                Legends.

(i)                 Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR

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THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S,] ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED PURSUANT TO DTC PROCEDURES OR UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY

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ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY (OR ANY INTEREST HEREIN), THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY (OR ANY INTEREST HEREIN) CONSTITUTES THE ASSETS (A) OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO (I) SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (ANY PLAN, INDIVIDUAL RETIREMENT

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ACCOUNT OR OTHER ARRANGEMENT DESCRIBED IN THE FOREGOING CLAUSES (A) AND (B)(I), A “PLAN”), OR (II) PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (C) OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

ADDITIONALLY, IF ANY PURCHASER OR SUBSEQUENT TRANSFEREE OF THIS SECURITY (OR ANY INTEREST HEREIN) IS USING “PLAN ASSETS” OF ANY PLAN TO ACQUIRE AND HOLD THIS SECURITY, SUCH PURCHASER OR SUBSEQUENT TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED THAT (I) NONE OF THE ISSUER, THE INITIAL PURCHASERS, THE GUARANTORS AND ANY OF THEIR RESPECTIVE AFFILIATES HAS ACTED AS THE PLAN’S FIDUCIARY, OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE PURCHASER OR TRANSFEREE’S DECISION TO ACQUIRE, HOLD, SELL, EXCHANGE, VOTE OR PROVIDE ANY CONSENT WITH RESPECT TO THIS SECURITY AND NONE OF THE ISSUER, THE INITIAL PURCHASERS, THE GUARANTORS AND ANY OF THEIR RESPECTIVE AFFILIATES SHALL AT ANY TIME BE RELIED UPON AS THE PLAN’S FIDUCIARY WITH RESPECT TO ANY DECISION TO ACQUIRE, CONTINUE TO HOLD, SELL, EXCHANGE, VOTE OR PROVIDE ANY CONSENT WITH RESPECT TO THIS SECURITY AND (II) THE DECISION TO INVEST IN THIS SECURITY HAS BEEN MADE AT THE RECOMMENDATION OR DIRECTION OF AN “INDEPENDENT FIDUCIARY” (“INDEPENDENT FIDUCIARY”) WITHIN THE MEANING OF U.S. CODE OF FEDERAL REGULATIONS 29 C.F.R. SECTION 2510.3-21(C), AS AMENDED FROM TIME TO TIME (THE “FIDUCIARY RULE”), WHO (A) IS INDEPENDENT OF THE ISSUER, THE INITIAL PURCHASERS AND THE GUARANTORS; (B) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH RESPECT TO PARTICULAR TRANSACTIONS AND INVESTMENT STRATEGIES (WITHIN THE MEANING OF THE FIDUCIARY RULE); (C) IS A FIDUCIARY (UNDER ERISA AND/OR SECTION 4975 OF THE CODE) WITH RESPECT TO THE PURCHASER OR TRANSFEREE’S INVESTMENT IN THIS SECURITY AND IS RESPONSIBLE FOR EXERCISING INDEPENDENT JUDGMENT IN EVALUATING THE INVESTMENT IN THIS SECURITY; (D) IS EITHER (A) A BANK AS DEFINED IN SECTION 202 OF THE INVESTMENT ADVISERS ACT OF 1940, AS AMENDED (THE “ADVISERS ACT”), OR SIMILAR INSTITUTION THAT IS REGULATED AND SUPERVISED AND SUBJECT TO PERIODIC EXAMINATION BY A STATE OR FEDERAL AGENCY OF THE UNITED STATES; (B) AN INSURANCE CARRIER WHICH IS QUALIFIED UNDER THE LAWS OF MORE THAN ONE STATE OF THE UNITED STATES TO PERFORM THE SERVICES OF MANAGING,

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ACQUIRING OR DISPOSING OF ASSETS OF SUCH A PLAN; (C) AN INVESTMENT ADVISER REGISTERED UNDER THE ADVISERS ACT OR, IF NOT REGISTERED AN AS INVESTMENT ADVISER UNDER THE ADVISERS ACT BY REASON OF PARAGRAPH (1) OF SECTION 203A OF THE ADVISERS ACT, IS REGISTERED AS AN INVESTMENT ADVISER UNDER THE LAWS OF THE STATE (REFERRED TO IN SUCH PARAGRAPH (1)) IN WHICH IT MAINTAINS ITS PRINCIPAL OFFICE AND PLACE OF BUSINESS; (D) A BROKER DEALER REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED; AND/OR (E) AN INDEPENDENT FIDUCIARY (NOT DESCRIBED IN CLAUSES (A), (B), (C) OR (D) ABOVE) THAT HOLDS OR HAS UNDER MANAGEMENT OR CONTROL TOTAL ASSETS OF AT LEAST $50 MILLION, AND WILL AT ALL TIMES THAT SUCH PURCHASER OR TRANSFEREE HOLDS THIS SECURITY HOLD OR HAVE UNDER MANAGEMENT OR CONTROL TOTAL ASSETS OF AT LEAST $50 MILLION; AND (E) IS AWARE OF AND ACKNOWLEDGES THAT (I) NONE OF THE ISSUER, THE INITIAL PURCHASERS, THE GUARANTORS AND ANY OF THEIR RESPECTIVE AFFILIATES IS UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE, OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY, IN CONNECTION WITH THE PURCHASER’S OR TRANSFEREE’S INVESTMENT IN THIS SECURITY, AND (II) THE ISSUER, THE INITIAL PURCHASERS, THE GUARANTORS AND THEIR RESPECTIVE AFFILIATES HAVE A FINANCIAL INTEREST IN THE PURCHASER’S OR TRANSFEREE’S INVESTMENT IN THIS SECURITY ON ACCOUNT OF THE FEES AND OTHER REMUNERATION THEY EXPECT TO RECEIVE IN CONNECTION WITH TRANSACTIONS CONTEMPLATED HEREUNDER. NOTWITHSTANDING THE FOREGOING, A PLAN WHICH IS AN INDIVIDUAL RETIREMENT ACCOUNT THAT IS NOT REPRESENTED BY AN INDEPENDENT FIDUCIARY SHALL NOT BE DEEMED TO HAVE MADE THE REPRESENTATION IN CLAUSE (II)(D) ABOVE.

Any Note issued with original issue discount will also bear the following additional legend (“OID Notes Legend”):

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE TREASURER OF THE ISSUER AT 15 INVERNESS WAY EAST, ENGLEWOOD, CO 80112.

(ii)               Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on

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the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(iii)             Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f)                Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.

(g)                Obligations with Respect to Transfers and Exchanges of Notes.

(i)                 To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)               No service charge shall be imposed in connection with any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 and 9.05 of this Indenture).

(iii)             Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)             All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(v)               In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee. The Company, the Trustee and the Registrar reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer of any Transfer Restricted Note is being made in compliance with the Securities Act or the Exchange Act, or rules or regulations adopted by the SEC from time to time thereunder, and applicable state securities laws.

(h)               No Obligation of the Trustee.

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(i)                 Neither the Trustee nor any Agent shall have responsibility for any actions taken or not taken by the Depositary.

(ii)               The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to holders under the Notes shall be given or made only to the registered holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(iii)             The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i)                 Automatic Exchange. Upon the Company’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Transfer Restricted Note may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (A) with respect to the Notes issued on the Issue Date, the Issue Date or (B) with respect to Additional Notes, if any, the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Company’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Company may (i) provide written notice to the Trustee at least 10 calendar days prior to the Automatic Exchange, instructing the Trustee to direct the Depositary to exchange all of the outstanding beneficial interests in a particular Transfer Restricted Note to the Unrestricted Global Note, which the Company shall have previously otherwise made eligible for exchange with the Depositary, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each holder at such holder’s address appearing in the register of holders at least 10 calendar days prior to the Automatic Exchange (the “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of the Indenture pursuant to which the Automatic Exchange shall occur, (y) the CUSIP number of the Restricted Global Note from which such holder’s beneficial interests will be transferred and (z) the CUSIP number of the Unrestricted Global Note into which such holder’s beneficial interests will be transferred, and (iii) on or prior to the date of the Automatic Exchange, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Company, in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes to be exchanged. At the Company’s request on no less than 5 calendar days’ notice, the Trustee shall deliver, in the Company’s name and at its expense, the Automatic Exchange Notice to each holder at such holder’s address appearing in the register of holders. Notwithstanding anything to the contrary in this Section 2.2(i), during the 10 day period between

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the Automatic Exchange Notice Date and the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.2(i) shall be permitted without the prior written consent of the Company.  As a condition to any Automatic Exchange, the Company shall provide, and the Trustee shall be entitled to rely upon, an Officer’s Certificate and an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, and that the aggregate principal amount of the particular Transfer Restricted Note may be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as Custodian to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.2(i), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as Custodian, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Transfer Restricted Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.

Section 2.3	Definitive Notes.

(a)                A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository. In addition, any Affiliate of the Company or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee.

(b)               Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. In connection with any proposed transfer of Definitive Notes in exchange for Global Notes, the Company or DTC shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c)                The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

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(d)               In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

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EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

CUSIP [ ]
ISIN [ ]1

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE
4.00% Senior Notes due 2026

No. [RA-__] [RS-__] [RIAI-__] [U-__]	[$_____________][2]

IHS MARKIT LTD.

promises to pay to [CEDE & CO.] [_______________] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of $_______ (_______ Dollars)]3 on March 1, 2026.

Interest Payment Dates: March 1 and September 1

Record Dates: February 15 and August 15

[1]	144A Note CUSIP: 44962L AC1 Rule 144A Note ISIN: US44962LAC19 Regulation S Note CUSIP: G47567 AD7 Regulation S Note ISIN: USG47567AD78

2 Include in Global Notes.

3 Include in Definitive Notes

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

IHS MARKIT LTD.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[Reverse Side of Note]

4.00% Senior Notes due 2026

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

INTEREST. IHS Markit Ltd., a Bermuda exempted company (the “Company”), promises to pay interest on the principal amount of this Note at 4.00% per annum until but excluding maturity. The Company shall pay interest semi-annually in arrears on March 1 and September 1 of each year (each, an “Interest Payment Date”). If any such day is not a Business Day, interest shall be payable on the next succeeding Business Day with the same force and effect and no interest shall accrue for the intervening period. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including December 1, 2017; provided that the first Interest Payment Date shall be March 1, 2018. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of Additional Amounts. The Company or, if applicable, each Guarantor (pursuant to the terms of the applicable Guarantee) (each, a “Payor”) shall make all payments of, or in respect of, principal, premium (if any) and interest on the Notes, or any payment pursuant to the Guarantees, as the case may be, free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest, and other liabilities related thereto) whatsoever imposed, assessed, levied or collected (“Taxes”) by or for the account of Bermuda, the United Kingdom or any other jurisdiction in which the Company or any Guarantor is organized, or resident for tax purposes, engaged in business for tax purposes or through which payment is made (or any political subdivision thereof or any authority thereof having the power to tax) (a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by the official interpretation or administration thereof. If a Payor is required by a Relevant Taxing Jurisdiction to deduct or withhold Taxes from any payment of principal, premium (if any) and interest on the Notes, or any payments pursuant to the Guarantees, as the case may be, such Payor shall pay (together with such payments) such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received in respect of such payments by the holder of such Note, after such deduction or withholding (including any such deduction or withholding in respect of such Additional Amounts) will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided, however, that a Payor shall not be required to pay Additional Amounts under certain circumstances set forth in the Indenture.

METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the February 15 or August 15 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and premium, if any, may be made by check mailed to the holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the holders of Notes. The Company or any of its Subsidiaries may act in any such capacity.

INDENTURE. The Company issued the Notes under an Indenture, dated as of December 1, 2017 (as amended or supplemented from time to time, the “Indenture”), among the Company, the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 4.00% Senior Notes due 2026. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, including optional redemption for tax reasons, and may be the subject of a Change of Control Offer, in each case, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the holders shall be as set forth in the applicable provisions of the Indenture.

AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices as a convenience to holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

c/o IHS Markit Ltd.

4th Floor, Ropemaker Place
25 Ropemaker Street

London EC2Y 9LY

United Kingdom

Email: Sari.Granat@ihsmarkit.com
Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

Wells Fargo Corporate Trust-DAPS Reorg

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or any subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the holder, without transfer; or

(3)	☐	pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)		for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”), to a Person that the undersigned reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act; or

(6)	☐	to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not a “qualified institutional buyer” and that is purchasing for its own account or for the account of another institutional accredited investor, in each case in a minimum principal amount of $250,000 of Notes; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4), (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and/or other information satisfactory to each of them to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer Name: Title:

Signature Guarantee*: __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE, PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the appropriate box below:

[   ] Section 4.10

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount you elect to have purchased:

$_______________	($2,000 and integral multiples of $1,000, in excess thereof)

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

__________________
*This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF
TRANSFEREE LETTER OF REPRESENTATION

IHS Markit Ltd.
4th Floor, Ropemaker Place

25 Ropemaker Street

London EC2Y 9LY

United Kingdom

Attention: General Counsel

Email: Sari.Granat@ihsmarkit.com

Wells Fargo Corporate Trust-DAPS Reorg

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[_______] principal amount of the 4.00% Senior Notes due 2026 (the “Notes”) of IHS Markit Ltd. (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:______________________

Taxpayer ID Number:____________

The undersigned represents and warrants to you that:

1.       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.       We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any

B-1

predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE:

by:

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EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [__________] [__], 20[__], among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of IHS Markit Ltd., a Bermuda exempted company (the “Company”), the Company, and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 1, 2017, providing for the issuance of an unlimited aggregate principal amount of 4.00% Senior Notes due 2026 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the benefit of each other and for the equal and ratable benefit of the holders as follows:

1.                  Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                  Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.

3.                  Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.                  Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY, THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.                  Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format (PDF) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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6.                  Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7.                  The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Guarantee of the Guaranteeing Subsidiary or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guaranteeing Subsidiary. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

IHS MARKIT LTD.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:
Name:
Title:

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